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                                                                   Exhibit 10.16

                             PRODUCTION AGREEMENT
                                    BETWEEN
                         PACKAGING COORDINATORS, INC.
                                      AND
                                    AVIRON


        This Agreement made effective as of October 31, 1997 (the "Effective Date") by and between Packaging Coordinators, Inc., a Pennsylvania corporation with offices at 3001 Red Lion Road, Philadelphia, Pennsylvania 19114 (hereinafter called "PCI"); and Aviron, a Delaware corporation with offices at 297 N. Bernardo Avenue, Mountain View, CA 94043 (hereinafter called "Aviron"). PCI and Aviron may be referred to herein as a "Party" or, collectively, as "Parties."

                                  WITNESSETH

        WHEREAS, PCI specializes in packaging for the pharmaceutical industries and has certain technical and commercial information and know-how relating to, among other things, performing assembly functions and packaging of pharmaceutical products.

        WHEREAS, Aviron is a corporation that develops, conducts stability trials, registers, and intends to market pharmaceutical products, and is the owner of certain proprietary technical and commercial information and know-how relating to, among other things, the formulation and development of such products.

        WHEREAS, Aviron desires to engage PCI to provide certain services to Aviron in connection with the manufacture of certain of Aviron's products; and WHEREAS, Aviron desires to collaborate with PCI to construct and develop an appropriate site for such manufacture at PCI's facility;

        NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and intending to be legally bound hereby, the Parties agree as follows:

1.      DEFINITIONS
        -----------

The following terms as used in this Agreement shall have the meanings set forth in this Article unless otherwise specifically provided herein:

        1.1 "Affiliate(s)" shall mean any corporation, firm, partnership or other entity which controls, is controlled by or is under common control with a Party. For purposes of this definition, "control" shall mean the ownership of at least fifty (50%) percent of the voting share capital of such entity or any other comparable equity or ownership interest.

        1.2 "Agency" shall mean any governmental regulatory authority involved in regulating any aspect of the development, Manufacture, Storage and sale of the Product.

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        1.3     "Aviron Production Equipment" shall mean the [*] equipment purchased by Aviron set forth in Appendix 1 attached hereto, which may be amended from time to time.

        1.4 "Aviron Area" shall mean the area reserved for [*] Production pursuant to, and more fully described in, the Facility Reservation Agreement.

        1.5 "cGMP" shall mean all the laws, regulations and standards relating to Primary and Secondary Production, including but not limited to, the United States Food And Drug Administration (FDA) current Good Manufacturing Practices, as set forth in the Code Of Federal Regulations (CFR), and the EEC Good Manufacturing Guidelines, Volume IV as such Regulations and Guidelines may be revised from time to time, and any other applicable laws, guidelines and regulations. If there should be a conflict between the FDA and EEC standards, the more stringent of the two shall apply. Aviron shall be responsible to advise PCI of cGMP and other Agency requirements which shall apply to Primary and Secondary Production conducted hereunder.

        1.6 "Delivery Date" shall mean the date on which Product is delivered to the carrier for shipment from PCI to Aviron pursuant to Section 7.2.

        1.7 "Facility" shall mean PCI's facility at [*] or other facility that may be mutually agreed in writing by the Parties.

        1.8 "Facility Reservation Agreement" shall mean that certain agreement dated October 31, 1997 under which the Parties agreed to construct and build-out the Aviron Area and reserve the Aviron Area for Aviron.

        1.9 "FDA" shall mean the United States Food and Drug Administration and any successor agency having substantially the same function.

        1.10    "Manufacture" shall mean the process of [*] Production.

        1.11 "Materials" shall mean all components utilized in [*] Production except for the Vaccine and Syringes.

        1.12 "Michigan" shall mean the Regents of the University of Michigan, a constitutional corporation of the State of Michigan with offices located at Wolverine Tower, Room 2071, 3003 South State Street, Ann Arbor, Michigan, 48109-1280, USA.

        1.13 "Michigan Agreement" shall mean a certain Materials Transfer and Intellectual Property Agreement between Aviron and Michigan dated 24 February 1995.

        1.14 "PCI Production Equipment" shall mean all of the [*] purchased by PCI as set forth in Appendix 2, which may be amended from time to time.


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        1.15    [ * ] Production" shall mean the [ * ] as set forth in Appendix
                3.

        1.16 "Product" shall mean the product which is the result of [*] Production.

        1.17    "Proprietary Information" shall have the meaning set forth in
                Article 12.

        1.18    "[ * ] Production" shall mean [ * ] as set forth in Appendix 3.

        1.19 "Specifications" shall mean the procedures, test results, requirements, quality standards data and other documentation with respect to Materials, Syringes, [*] Production,
                [*] Production, Product, Production Equipment, and Vaccine and Storage of the Vaccine and the Product to be determined by the parties as set forth in Section 6.7, and, once completed, to be appended hereto as Appendix 3, as may be amended from time to time.

        1.20 "Store" or "Storage" shall mean the storage of [ * ] as set forth in the Specifications.

        1.21 "Syringe" shall mean the unfilled syringe and holder supplied to PCI by Aviron as set forth in the Specifications.

        1.22 "Vaccine" shall mean the bulk cold-adapted multivalent influenza vaccine provided to PCI by Aviron as set forth in the Specifications.

2.      FACILITY
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        2.1     CONSTRUCTION AND RESERVATION OF AVIRON AREA. The Parties agree to collaborate on the construction, build-out and reservation of the Aviron Area pursuant to the Facility Reservation Agreement attached as Appendix 4 hereto.

3.      PRODUCTION EQUIPMENT
        --------------------

        3.1 INSTALLATION AND QUALIFICATION. Each Party will, at its sole expense, provide, install in the Aviron Area and qualify its respective Production Equipment in compliance with cGMP.

        3.2 MAINTENANCE. PCI agrees to maintain and operate the Aviron and PCI Production Equipment used, directly or indirectly, for [ * ] Production, in all material respects, in accordance with
                (i) cGMPs, (ii) applicable Agency requirements and (iii) the Specifications. PCI shall be responsible for routine maintenance in accordance with the equipment manufacturers' guidelines, cGMPs and other applicable laws and regulations, and for other repairs required as a result of the negligence or intentional misconduct of PCI or its employees. Aviron shall bear all other expenses incurred for the maintenance (other than routine maintenance), repair and/or replacement, as needed of the Aviron Production Equipment. For the purpose of this Agreement, "routine

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                maintenance" shall mean preventive maintenance as set forth in the Specifications.

        3.3 OWNERSHIP. Aviron shall at all times hold all right, title and interest in the Aviron Production Equipment. PCI shall not, at any time during the term of this Agreement, encumber the Aviron Production Equipment. PCI shall at all times hold all right, title and interest in the PCI Production Equipment. Aviron shall not, at any time during the term of this Agreement, encumber the PCI Production Equipment. Prior to the commencement of [ * ] Production, each Party shall provide evidence to the other Party's reasonable satisfaction indicating that Party's Production Equipment is insured and that such insurance covers the other Party (as an additional insured) for any loss or damage to the other Party, or its property or employees, except where such loss or damage is a result of the negligence or intentional misconduct of the other Party or its employees.

4.      SUPERVISION WITHIN THE AVIRON AREA
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        4.1     AVIRON TECHNICAL REPRESENTATIVE. Aviron shall have the right to have one or more representatives in the Aviron Area during [ * ] Production to (i) review Production Equipment and [ * ] Production, (ii) review any relevant records in connection with such [ * ] Production and assess its compliance with cGMP and quality assurance standards set forth in the Specifications and
                (iii) discuss any related issues with PCI's management. Aviron's technical representatives, when on-site, shall comply with PCI's rules and regulations. Aviron shall indemnify and hold PCI and its Affiliates harmless from all liability, including claims by Aviron's technical representatives for workers' compensation, resulting from the presence of Aviron's technical representatives at the Facility except for claims resulting from the negligent or willful misconduct on the part of PCI and its employees.

        4.2 RESPONSIBILITIES. Aviron's technical representative, if present, shall not have responsibility for the supervision of PCI's personnel conducting [ * ] Production. However, if at any time Aviron's technical representatives feel that PCI is operating in a manner inconsistent with this Agreement, he/she is to notify PCI immediately to cease operations until such condition is remedied. PCI will immediately cease operations and will not recommence [ * ] Production operations without Aviron's approval. PCI shall use its best efforts to remedy any such condition and Aviron shall authorize PCI to resume [ * ] Production upon reasonable satisfaction that such condition has been remedied. Nothing herein shall amend or alter the status of PCI as an independent contractor.

5.      FORECAST, PURCHASE AND SUPPLY OF PRODUCT
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        5.1     PURCHASE AND SUPPLY. During the term of this Agreement, Aviron shall purchase and PCI shall supply such quantities of Product as may be set forth on purchase orders placed by Aviron under this Agreement. All purchases of Product hereunder shall be governed by the terms of this Agreement which shall

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                supersede any inconsistent provisions in any purchase order delivered by Aviron to PCI.

        5.2 FORECASTS. On or before September 30 and March 31 of each year during the term of this Agreement, Aviron will provide PCI with a written eighteen (18) month rolling forecast, to be updated in six (6) month intervals, of the quantity of Product which Aviron expects to require from PCI during each of the next eighteen
                (18) months. The first six (6) months of the first such rolling forecast shall be binding upon Aviron. Aviron's first forecast shall include (i) the required Delivery Date for the binding portion of the forecast and (ii) the quantity of Product to be delivered.

        5.3 ORDERS. Following the Effective Date, Aviron will provide PCI with one or more purchase orders at six month intervals. Each such purchase order will set forth (i) the quantity of Product ordered for delivery during the six months after the date on which the purchase order is deemed to be received, (ii) the requested Delivery Date for such order, (iii) the quantity of Product to be delivered to Aviron as a quality control sample,
                (iv) the quantity of Product to be delivered on the Delivery Date in each form of packaging and (v) the lot numbers to be applied to such Product. Such purchase order shall be delivered no later than ninety (90) days prior to the earliest requested Delivery Date.

        5.4 CONFIRMATION; ORDERS GREATER THAN FORECAST. Within fifteen (15) days of receipt of any purchase order, PCI shall confirm in writing such order and the Delivery Date therefor. PCI shall use reasonable commercial efforts to supply the quantity of Product ordered, regardless of the quantity forecast by Aviron, subject to the capacity limitations of the Aviron and PCI Production Equipment. In the event that PCI is unable to fill any order, PCI shall so notify Aviron in its written confirmation.

        5.5 AMENDMENT OF PURCHASE ORDERS. PCI will use best efforts to accommodate a request to amend a purchase order to increase or decrease the quantity of Product to be delivered.

        5.6 CANCELLATIONS. Aviron may cancel any purchase order by providing PCI written notice at least ninety (90) days prior to the confirmed Delivery Date. In the event that Aviron cancels any order for Product, Aviron shall reimburse PCI for non-cancellable direct costs reasonably incurred by PCI in connection with performance of such purchase order up to the time of receipt of such notice.

        5.7     SUPPLY COMMITMENTS. Subject to the limitations set forth in
                Section 5.4, PCI represents and warrants that it has the ability to, and hereby covenants that it will, supply the quantity of Product ordered by Aviron.

        5.8 LIMITED WARRANTY. PCI WARRANTS THAT PRODUCT DELIVERED HEREUNDER WILL (i) BE MANUFACTURED BY PCI IN ACCORDANCE WITH cGMP AND OTHER APPLICABLE FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, INCLUDING BUT NOT LIMITED TO FDA REGULATIONS, (ii) BE MANUFACTURED IN ACCORDANCE WITH THE SPECIFICATIONS AND

                                       5.
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                (iii) CONFORM TO THE APPLICABLE SPECIFICATIONS, AS THEN IN
                EFFECT, AS OF THE DELIVERY DATE. EXCEPT AS SET FORTH HEREIN, PCI MAKES NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE PRODUCTS, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE.

6.      SUPPLY AND PROCESSING OF VACCINE, SYRINGES, HOLDERS AND MATERIALS
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        6.1     LICENSE; INVENTIONS. (a) Aviron hereby grants to PCI, during the term of this Agreement, a non-exclusive, non-transferable, royalty-free license during the term of this Agreement to use the data, information and technology provided by Aviron related to the Vaccine for the limited purpose of assisting PCI in carrying out its obligations set forth in this Agreement. (b)
                PCI agrees that any and all ideas, improvements, inventions and works of authorship conceived, written or first reduced to practice in the performance of this Agreement whether by PCI's employees alone or in conjunction with Aviron, that are related to the Vaccine or [ * ] Production (the "Aviron Inventions") shall be the sole and exclusive property of Aviron and PCI hereby assigns to Aviron all right, title and interest in and to any and all such Aviron Inventions. (c) Aviron agrees that any and all ideas, improvements, inventions and works of authorship conceived, written or first reduced to practice in the performance of this Agreement that are related to [ * ] Production (the "PCI Inventions") shall be the sole and exclusive property of PCI and Aviron assigns all right, title and interest in and to any and all such PCI Inventions. PCI hereby grants to Aviron a non-exclusive, worldwide, royalty-free license to use and practice such PCI Inventions for the manufacture, by or for Aviron of any of Aviron's products. Such license shall survive the termination or expiration of this Agreement.

        6.2 SUPPLY OF VACCINE AND SYRINGES. Aviron shall, at Aviron's expense, deliver or cause to be delivered, sufficient quantities of Vaccine and Syringes meeting the Specifications to the Facility such that PCI can fill purchase orders for the Manufacture of the Product submitted pursuant to Section 5.3.

        6.3 RISK OF LOSS OF VACCINE AND SYRINGE. PCI shall bear all risk of loss for Vaccine and Syringes delivered to PCI under Section 6.2 which results from PCI's failure to comply with the Specifications or from the negligence or intentional misconduct of PCI or its employees. If, for any purpose under this Agreement, PCI is required to obtain Vaccine or Syringes from Aviron at PCI's expense, Aviron's charges to PCI for such Vaccine or Syringes will be equal to Aviron's direct costs to deliver such Vaccine or Syringes to PCI.

        6.4 SUPPLY OF MATERIALS. Unless otherwise notified by Aviron, PCI shall purchase all Materials, including but not limited to those set forth in the Specifications, required to complete the [ * ] Production of the Product. PCI shall provide Aviron with a monthly inventory of all Vaccine, Syringes and Materials. Detailed Material usage reports will be provided to Aviron by PCI each month. In the event Aviron desires to obtain the Materials from sources other than PCI, it shall have the right to do so, at its own expense, provided Aviron notifies PCI ninety

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                (90) days in advance. In the event Aviron purchases such
                Materials itself, the price for Product shall be adjusted as set forth in Section 13.

        6.5     LABELS AND [ * ] PRODUCTION.

                (a) Thirty (30) days prior to the intended date of commencement of commercial production, Aviron shall provide PCI with: (i) any particular Specifications it may have with respect to labels and packaging materials and (ii) camera-ready artwork for reproduction on the labels, package inserts and packaging materials. Such information shall include, but need not be limited to, the quality, weight and color of the packaging materials and labels, the type and colors of ink to be used in printing the labels or packaging materials and any special requirements for the labels or packaging for the Product to be delivered to specific countries. The method to assign lot numbers will be set forth in the Specifications.

                (b) PCI shall reproduce the artwork on the labels, packages inserts and packaging materials and imprint the appropriate lot number on each individual unit and each carton of Product in accordance with the lot numbers designated on the applicable purchase order. PCI shall conduct all [ * ] Production in accordance with the Specifications and the applicable purchase order (to the extent not inconsistent with the Specifications).

                (c) In the event that Aviron desires to change any label, packaging insert or packaging Material for all or any portion of the Product, Aviron shall supply PCI with new camera-ready artwork and work with PCI to promptly coordinate the use of such new artwork into [ * ] Production process. In such event, Aviron shall purchase from PCI, at a price equal to PCI's cost, all Materials in PCI's inventory made obsolete by such changes.

        6.6     [ * ] PRODUCTION OF PRODUCT.

                (a) PCI shall conduct [ * ] Production of the Vaccine in accordance with the Specifications and applicable federal, state and local laws and regulations including, without limitation, cGMP. PCI shall notify Aviron of any difficulty in meeting Specifications or any deviation therefrom as soon as reasonably possible. PCI shall not conduct [ * ] Production nor Store Materials or Product at any other location other than the Facility without the prior written approval of Aviron. Before, during and after [ * ] Production of each batch of Vaccine, PCI shall monitor the Manufacturing environment and keep such records as all of the foregoing are required by the Specifications and cGMP. Both Parties shall promptly notify the other of any new instructions or specifications required by the FDA or the United States Federal Food, Drug and Cosmetic Act, and of other applicable rules and regulations, and shall confer with each other with respect to the best

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                        means to comply with such requirements and shall [ * ]
                        of implementing such changes on an [ * ]

                (b) The Parties agree that it is their intention to identify ways in which to enhance efficiencies in the [ * ] Production and the [ * ] Production and so reduce production costs ("Cost Reduction Measures") In the event PCI expends amounts in undertaking Cost Reduction Measures, including, for example, the purchasing of additional production equipment and provided such costs are agreed upon in advance by the parties in writing, Aviron shall reimburse PCI for such amounts. Any additional equipment paid for by Aviron under this
                        Section 6.6(b) shall be deemed Aviron Equipment.

        6.7     PRODUCT SPECIFICATIONS; TESTING.

                (a) The Parties agree and acknowledge that the Specifications will be developed and defined by Aviron after the Effective Date and following validation and qualification, subject to input, review and approval by PCI. Each Party agrees to act in good faith in defining and finalizing the Specifications. Once finalized, the Specifications will be appended to this Agreement as Appendix 3. The Parties further agree and acknowledge that the final piece price to be charged Aviron for the Product under Section 13.1. can be determined only after the final Specifications have been agreed upon. The Parties acknowledge that, once agreed upon, the Specifications set forth in Appendix 3 may need to be refined and modified as the Parties gain experience with [ * ] Production, testing and use of Product. Accordingly, the Parties agree to negotiate in good faith to modify Appendix 3 from time to time as the Parties' experience with Primary and Secondary Production, testing and use of Product warrant; and PCI further agrees that it will facilitate changes to Appendix 3 that are necessary or appropriate in light of FDA or other regulatory requirements. The Parties agree to allocate on an equitable basis any special costs of developing and implementing revised procedures.

                (b) Product supplied hereunder will conform to the Specifications, and such conformance will be verified in accordance with the testing standards and procedures specified therein. PCI will forward a sample of each batch of Product to Aviron for testing and supply Aviron with a certificate of analysis ("Certificate of Analysis") confirming that such Product meets the Specifications.

        6.8     FDA AND REGULATORY SUPPORT.

                (a) PCI agrees to establish and maintain a Drug Master File ("DMF") in accordance with the requirements of the FDA, as well as any comparable files required by other Agencies, and to provide Aviron with letters of access to the DMF, any other comparable files and documents regarding its [ * ] Production. Aviron shall have sole

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                        responsibility for obtaining from any
                        Agency all permits and/or licenses necessary or required for the sale, marketing or commercialization of Product. Aviron shall be responsible for all other filings necessary for approval and import of Product into countries outside the United States. PCI further agrees to use reasonable commercial efforts to assist Aviron in obtaining any government or Agency approval which may be required for the marketing of Product in any country. Aviron shall provide PCI with written notice of any additional regulatory requirements of countries other than the United States that relate to [ * ] Production of Product. PCI shall use its reasonable commercial efforts to comply with such additional requirements and shall provide Aviron with prompt written notice of whether it is able to do so. PCI will provide Aviron copies of all supporting documentation in PCI's possession required for FDA licensing of the Product. Aviron will hold the FDA and any other Agency license(s) for the Product.

                (b) Upon request, PCI shall allow the Aviron Area and the Facility to be inspected by FDA or other Agency officials. In the event that the Aviron Area is audited or inspected by an Agency, PCI will provide Aviron with prompt written notice of such audit. PCI will also promptly provide Aviron with copies of any correspondence or reports relating to such audit or inspection.

        6.9 cGMP COMPLIANCE AND QA AUDITS. Within ten days of Aviron's written request, PCI shall supply Aviron with copies of PCI's manufacturing records, including its batch records, for the purposes of assuring product quality and compliance with the Specifications. Any found discrepancies, other than discrepancies resulting from directions received from Aviron or its representatives, will be reported to PCI and PCI will [ * ] correct said discrepancies to Aviron's reasonable satisfaction. Failure to do so will give Aviron the [ * ]. Aviron's failure to exercise its right to audit PCI's Facility will not represent a waiver of any future exercise of this right or of any other rights under this Agreement, nor does it represent acceptance of any conditions past or present that might exist or result from such conditions at the Facility. Aviron acknowledges that all copies of PCI's manufacturing records shall be subject to the confidentiality provisions of Article 12.

        6.10 COMPLIANCE WITH LAWS. PCI shall comply with all applicable present and future orders, regulations, requirements and laws of any and all applicable, federal, state, and local authorities and Agencies, including without limitation all laws and regulations of applicable to the transportation, storage, use, handling and disposal of hazardous materials. PCI represents and warrants to Aviron that it has and will maintain during the term of this Agreement all government permits, including without limitation health, safety and environmental permits, necessary for the conduct of the actions and procedures that it undertakes pursuant to this Agreement.

        6.11 DOCUMENTATION. PCI shall keep, for a period of [ * ], complete, accurate and authentic accounts, notes, data and records of the work performed

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                under this Agreement. Each Party shall maintain complete and adequate records pertaining to the methods and Facility used for [ * ] Production, testing, and distribution of Product in accordance with the Specifications, cGMP, Michigan Agreement and other applicable laws and regulations.

        6.12 REWORK. PCI shall not rework any batch of Product without Aviron's prior written consent, which consent shall not be unreasonably withheld.

        6.13 SAMPLES. PCI shall retain quantities of samples of Product in accordance with cGMP. Within ten (10) days following Aviron's written request, PCI shall provide Aviron, at Aviron's expense, with up to one-half the original amount of the retained samples.

        6.14 STORAGE AND HANDLING. PCI shall Store and handle Materials, Syringes, Vaccine and Product as required by the Specifications.

        6.15 CORRECTIVE ACTION. In the event any Agency shall request or order, or if Aviron shall determine to undertake, any corrective action with respect to Products supplied hereunder, including any Product recall, customer notice, restriction, change, corrective action or market action, and the cause or basis for such corrective action results from the material breach by PCI of Section 5.8, then PCI shall replace and reship only the lot(s) of Products which are subject to such corrective action. PCI shall pay all costs incurred in replacing such Product, including the Vaccine, Syringes, Materials and shipping costs, subject to the limitations set forth in Section 9.2. Any costs resulting from corrective actions for any other cause, including but not limited to the Specifications or product tampering after the Products have been shipped from PCI's Facility, shall be the sole responsibility of Aviron. Aviron shall promptly notify PCI in writing upon the occurrence of any such corrective action (or, to the extent practicable, not less than ten days prior thereto).

7.      DELIVERY AND ACCEPTANCE OF FINISHED PRODUCT
        -------------------------------------------

        7.1 QUALITY CONTROL SAMPLE OF PRODUCT. Prior to the delivery of any batch of Product, PCI shall provide Aviron with (i) a quality control sample of such batch for the purpose of confirming that such batch meets the Specifications, (ii) a copy of the batch records for such batch, together with written confirmation that such batch records have been reviewed and approved by PCI's quality assurance unit and (iii) a Certificate of Analysis. The quality control sample shall consist of the number of individual Product units specified in the relevant purchase order delivered pursuant to Section 5.3 above. No delivery of Product shall be deemed to have been made until Aviron accepts or is deemed to have accepted the quality-control sample and associated documentation in accordance with the Specifications and Section 7.3.

        7.2 DELIVERY OF PRODUCT. All deliveries shall be shipped [ * ], unless otherwise agreed upon by PCI and Aviron in a particular purchase order. [ * ]

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                                      10.

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                shall be responsible for [ * ] and [ * ] and shall [ * ] of
                [ *] of the Product [ * ] of [ * ] to [ * ].

        7.3     ACCEPTANCE AND REJECTION OF PRODUCT.

                (a) Aviron may reject any quality control sample or batch delivery which does not conform with the Specifications or with applicable documentation or other requirements. Any such notice of rejection shall be in writing and shall indicate the reasons for such rejection.

                (b) In order to reject or put on hold delivery of Product based on testing of a quality control sample, Aviron must give written notice to PCI of Aviron's rejection of any delivery within (i) [ * ], or (ii) [ * ] after receipt of the applicable quality control sample, whichever is later (the "Acceptance Period"). If no such notice of rejection/hold is received during such time period, Aviron shall be deemed to have accepted such quality control sample upon the expiration of the Acceptance Period, and PCI shall be authorized to make delivery of the Product.

                (c) After notice of rejection/hold is given, Aviron shall cooperate with PCI in determining whether rejection is necessary or justified and, in situations in which the type of damage so warrants, provide PCI with the allegedly non-conforming Product for PCI evaluation. PCI will evaluate the cause for such non-compliance. PCI shall notify Aviron as promptly as reasonably possible whether it accepts Aviron's basis for any rejection. If PCI disagrees with Aviron's determination that certain Product does not meet the Specifications, [ * ]. Whether or not PCI accepts Aviron's basis for rejection, promptly on receipt of a notice of rejection/hold of Product, PCI shall use reasonable commercial efforts at Aviron's request to replace such rejected Product. [ * ] shall bear the expenses of such replacement. If [ * ], Aviron guarantees to purchase that Product and any replacement Product which PCI has delivered to Aviron at the price set forth in Section 13.1. [ * ].

        7.4 DESTRUCTION OF PRODUCT. Neither Party may destroy any Product alleged not to meet Specifications until [ * ]. Thereafter, upon Aviron's written request, PCI shall return to Aviron or promptly destroy any rejected Product. The Party determined [ * ]

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                                      11.
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                [ * ] shall bear all costs for such return or destruction. In the event PCI destroys such Product, PCI shall provide Aviron with certification of such destruction.

        7.5 REPLACEMENT PRODUCT. In the event that PCI bears responsibility for the failure of Product, promptly following the rejection of any Product, Aviron shall, at PCI's expense, deliver sufficient quantities of Vaccine and Syringes to the Facility in order for PCI to comply with Section 7.3(c). In accordance with the terms of Section 6.6 and 6.7, PCI shall Manufacture enough Product to deliver to Aviron the amount of Product originally ordered for the rejected delivery and shall do so as promptly as technically feasible.

8.      REPRESENTATIONS AND WARRANTIES
        ------------------------------

        8.1 EXISTENCE AND POWER. Each Party hereby represents and warrants to the other Party that such Party (i) is duly organized, validly existing and in good standing under the laws of the state in which it is organized, (ii) has the power and authority and the legal right to own and operate its property and assets, and to carry on its business as it is now being conducted, and
                (iii) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not materially adversely affect such party's ability to perform its obligations under the Agreement.

        8.2 AUTHORIZATION AND ENFORCEMENT OF OBLIGATIONS. Each Party hereby represents and warrants to the other Party that such Party (i) has the power and authority and the legal right to enter into the Agreement and to perform its obligations hereunder and thereunder and (ii) has taken all necessary action on its part to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder. The Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms.

        8.3 NO CONSENTS. Each Party hereby represents and warrants to the other Party that all necessary consents, approvals and authorizations of all Agencies and other persons required to be obtained by such Party in connection with the Agreement have been obtained.

        8.4 NO CONFLICT. Each Party hereby represents and warrants to the other Party that the execution and delivery of the Agreement and the performance of such party's obligations hereunder and thereunder (i) does not conflict with or violate any requirement of applicable laws or regulations or any material contractual obligation of such Party and (ii) does not materially conflict with, or constitute a material default or require any consent under, any material contractual obligation of such Party.

        8.5 NON-DEBARMENT. PCI represents and warrants that PCI is not and does not, to the best of its knowledge, use in any capacity the services of any person barred by an applicable Agency (including, but not limited to, the FDA) from providing such services. PCI covenants it will not in the performance of its obligations

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                                      12.
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                hereunder use in any capacity the services of any person that it knows is barred by an applicable Agency and will immediately disclose in writing to Aviron promptly, before it becomes aware of any person who is performing services hereunder is so barred or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of PCI's knowledge, threatened, relating to the debarment of PCI or any person performing services hereunder by any applicable Agency.

9.      INDEMNIFICATION
        ---------------

        9.1     INDEMNITY.

                (a) Except to the extent that claims, suits, losses, damages, costs, fees or expenses arise or result from any negligent or wrongful act or omission of PCI or PCI's breach of Section 5.8, Article 8, or Article 15, Aviron agrees to indemnify, hold harmless and defend PCI and PCI's directors, officers, employees and agents, and the directors, officers, employees and agents of any PCI parent, subsidiary or related company (the "PCI Indemnitees") from and against any and all claims, suits, losses, damages, costs, fees and expenses resulting from or arising out of [ * ], including without limiting the generality of the foregoing any damages, losses or liabilities whatsoever with respect to death or injury to person or damage to property.

                (b) To the extent that such claims, suits, losses, damages, costs, fees or expenses arise or result from any negligent or wrongful act or omission of PCI or the breach by PCI of Section 5.8, Article 8 or Article 15, PCI agrees to indemnify, hold harmless and defend Aviron and Aviron's directors, officers, employees and agents, and the directors, officers, employees and agents of any Aviron parent, subsidiary or related company (the "Aviron Indemnitees") from and against any and all claims, suits, losses, damages, costs, fees and expenses resulting from or arising out of [ * ], including without limiting the generality of the foregoing any damages, losses or liabilities whatsoever with respect to death or injury to person or damage to property.

        9.2     [ * ].

                (a) Notwithstanding anything to the contrary in this Agreement, PCI's liability (individually or in the aggregate) under this Agreement or in any manner arising out of this Agreement [ * ]


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                                      13.
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                        [ * ].

                (b) In the case where two claims are made, one based upon the [ * ] Production (or upon other than negligence in PCI's conduct of the [ * ] Production) and another based upon PCI's negligence in the conduct of the [ * ] Production, whether contemporaneously or serially, the[ * ]

                (c) IN NO EVENT SHALL EITHER AVIRON OR PCI BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSS, DAMAGE, COSTS OR EXPENSES OF ANY NATURE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, LOST REVENUES OR PROFITS.

        9.3     NOTICE AND PAYMENT.

                (a) Promptly after acquiring knowledge of any damage, loss, deficiency, liability, encumbrances, penalty, cost, expense, action, suit, investigation, proceeding, assessment, audit, judgment, or claim against which Aviron or PCI must indemnify the other pursuant to
                        Section 9.1 (the "Indemnifying Party"), the Indemnified Party shall give to the Indemnifying Party written notice thereof, specifying the nature of the claim for indemnity (the "Claim Notice"); provided, however, that the delay or failure to give a Claim Notice shall not be a bar to indemnification hereunder, except and to the extent that the indemnifying Party is materially prejudiced by the delay or failure to give such Claim Notice.

                (b) With respect to any claim, action, suit, investigation, proceedings, demand, assessment or audit brought by a Third Party ("Third Party Matter"), the Indemnifying Party shall have the right, at its own expense, to contest and defend against or attempt to settle or compromise (subject to the limitations set forth below), such Third Party Matter and any damages, losses, deficiencies, liabilities, encumbrances, penalties, costs, expenses and assessments ("Damages") resulting therefrom. If the Indemnifying Party so elects, such defense shall be instituted promptly and the Indemnifying Party shall receive from the Indemnified Party all necessary and reasonable cooperation in said defense. If the

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                                      14.
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                        Indemnifying Party is successful in respect of any
                        counterclaim asserted by it in defending a Third Party Matter, any sums recovered shall first be applied to reimburse the Indemnifying Party for its reasonable out-of-pocket expenses in connection therewith, and any sums in excess of such amount shall be paid to the Indemnified Party.

                (c) In the event that an Indemnifying Party, after written notice from the Indemnified Party, elects not to defend the same or fails to so notify the Indemnified Party within thirty (30) days of the giving of the Claim Notice, the Indemnifying Party shall be deemed to have elected not to defend and if the Indemnified Party elects to contest and defend against such claim, it shall have the right to do so with counsel of its own choosing, at the cost and expense of the Indemnifying Party.

                (d) Neither the Indemnified Party nor the Indemnifying Party shall have the right to settle, compromise or make payment with respect to any claim, demand, or litigation without the written consent of the other party, except that the Indemnified Party shall have the right to settle, compromise or make payment with respect to any claim, demand, or litigation against it without such consent if it has given a Claim Notice to the Indemnifying Party, and (i) the Indemnifying Party has elected, or shall be deemed to have elected, not to defend the same or (ii) the Indemnifying Party fails to promptly attempt to settle or compromise the claim.

        9.4 PCI INSURANCE. Throughout the term of this Agreement and for [ * ] thereafter, PCI shall maintain the following minimum insurance coverage with insurance carriers reasonably acceptable to Aviron:

                (a) Comprehensive General Liability in the amount of at least [ * ] combined single limit, including contractual coverage for bodily injury and property damage, which shall name Aviron as an additional insured and may not be canceled by PCI or its insurer without [ * ] days prior written notice to Aviron; and

                (b) Worker's Compensation Insurance to the full extent required by applicable state law.

        9.5 AVIRON INSURANCE. Aviron shall purchase and maintain, during the term of this Agreement and for a period of [ * ] thereafter, at its own cost, liability insurance coverage in an amount of at least [ * ] and worker's compensation insurance coverage in amounts required pursuant to applicable state laws, from an insurer reasonably acceptable to PCI to cover liabilities which may arise under this Agreement, which insurance shall name PCI as an additional insured and may not be canceled by Aviron or its insurer without [ * ] prior written notice to PCI.

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                                      15.
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10.     TERM AND TERMINATION
        --------------------

        10.1 Unless earlier terminated as provided herein, the term of this Agreement is seven (7) years and shall begin on October 31, 1997 and shall continue through October 31, 2004. The term of this Agreement may be extended by the mutual written agreement of the Parties.

        10.2 Aviron may terminate this Agreement at any time [ * ] prior written notice to PCI; provided, however that in the event that Aviron terminates because it desires to [ * ], Aviron shall provide PCI with [ * ] prior written notice of termination of this Agreement.

        10.3 Any time following [ * ], PCI may deliver to Aviron written notice of PCI's intention to terminate this Agreement and not to renew, such termination to be effective [ * ] following receipt of such notice.

        10.4 Either Party shall have the right to immediately terminate this Agreement if the other Party files a petition in bankruptcy, or enters into an agreement with its creditors, or applies for or consents to the appointment of a receiver or trustee, or makes an assignment for the benefit of creditors, or suffers or permits the entry of an order adjudicating it to be bankrupt or insolvent, provided that such bankruptcy is not discharged within thirty (30) days.

        10.5 If either Party materially breaches any of the provisions of this Agreement and such breach is not cured within [ * ] after the giving of written notice, the Party claiming the breach shall have the right to terminate this Agreement.

        10.6 Either Party may terminate this Agreement upon ninety (90) days written notice and without penalty in the event of failure to obtain FDA approval for the Product in the United States or any license, permit or certificate required by any governmental or regulatory agency is not approved and/or issued by any applicable Agency, provided that such other party may no longer appeal such decision, reapply or otherwise pursue such permit, license or certificate.

        10.7 In the event of expiration or termination of this Agreement, (i) Aviron shall pay for all completed Product whether or not Aviron takes delivery of such Product, (ii) Aviron shall bear no responsibility for the payment of any [*] not completed prior to termination of this Agreement, (iii) PCI shall promptly, at Aviron's request and expense, destroy or return to a location to be specified by Aviron, any remaining inventory of Vaccine, Syringes, Materials and Product to Aviron, unless such termination shall have been as a result of termination or a breach of this Agreement by PCI, in which case such Vaccine, Syringes and Materials shall be returned or destroyed at PCI's expense, and Aviron shall reimburse PCI for the cost of all Materials so returned, (iv) each Party shall promptly return all Proprietary Information (as described in Article 12) to the disclosing Party, and (v) Aviron shall remove the Aviron Production Equipment from the Aviron Area in accordance with the Facility Reservation Agreement. [ * ]

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                                      16.

                [ * ].

        10.8 Termination of this Agreement shall not affect any rights or claims of either Party that accrued prior to the date of such termination. The rights and obligations of each of the Parties under the provisions of Sections 6.8, 6.9, 6.11, 6.13, 6.15, 10.7, 10.8, 13.3, and Articles 9, 11 and 12 shall survive the termination or expiration of this Agreement for any reason.

        10.9 Upon termination of this Agreement, the Facility Reservation Agreement shall terminate, and the consequences of such termination shall be as set forth in Section 10 of that agreement.

11.     DISPUTE RESOLUTION
        ------------------

        11.1 Any controversy, claim, or dispute (the "Dispute") between the Parties arising out of or relating to this Agreement, or the breach thereof, shall be submitted to the chief executive officer of PCI and the Chief Executive Officer of Aviron for twenty (20) days for resolution. If the Dispute has not been resolved in such period, the Dispute shall be resolved through arbitration before three (3) arbitrators. Such arbitration shall take place in Philadelphia and shall proceed in accordance with the Commercial Arbitration Rules of the American Arbitration Association (Commercial Rules) and the laws of Pennsylvania without regard to the provisions thereof concerning conflict of laws. Within thirty (30) calendar days of either Party making a demand for arbitration, Aviron and PCI shall each select one (1) arbitrator. A third arbitrator shall be selected by the arbitrators selected by the Parties within ninety (90) days of the demand for arbitration. In the event that either Party shall fail to appoint its arbitrator, or the two arbitrators selected by the Parties fail to appoint the third arbitrator, in either case within the prescribed time period, then either Party may apply to the American Arbitration Association for the appointment of such arbitrator. The determination of a majority of the panel of arbitrators shall be the decision of the arbitrators and shall be binding regardless of whether one of the Parties fails or refuses to participate in the arbitration; said determination shall be enforceable by any court of competent jurisdiction. Each Party shall [ * ] for the arbitrator it selects with the cost of the third arbitrator being divided equally between the Parties. All other costs related to the arbitration shall be borne by the Party incurring such costs, unless otherwise agreed to by the Parties.

12.     CONFIDENTIALITY
        ---------------

        12.1 DEFINITION. As used in this Agreement, the term "Proprietary Information" shall mean any information, either enabling or disabling, including the terms of this Agreement, any batch record, any purchase order or other commercial relationship between the Parties, know-how, trade secrets, research, data, process, technique, algorithm, program, design, drawing, formula, experimental design or test data relating to any research project, work in process, future development, scientific, manufacturing, marketing, business plan, financial or

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                                      17.
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                personnel matter relating to the disclosing Party (the
                "Disclosing Party"), its present or future products, sales, suppliers, customers, employees, investors or business, whether in oral, written, graphic or electronic form and whether received from the Disclosing Party or a third party. The term "Proprietary Information" shall include, without limitation, (i) any cost information related to the manufacture of Product, and
                (iii) the Specifications for Product, each of which has previously been disclosed to PCI.

        12.2 OBLIGATION. During the term of this Agreement and for a period of [ * ] thereafter, the receiving Party (the "Receiving Party") shall maintain in confidence all Proprietary Information, as defined in Section 12.1 above, and shall not use, disclose or grant use of such Proprietary Information except as expressly authorized by this Agreement. The Receiving Party may disclose Proprietary Information, as authorized hereunder, only to those employees, agents or consultants of the Receiving Party reasonably requiring access. The Receiving Party shall use the standard of care which is practical to ensure that such employees do not disclose or make any unauthorized use of Proprietary Information. The Receiving Party shall promptly notify the Disclosing Party upon discovery of any unauthorized use of disclosure of Proprietary Information.

        12.3 EXCLUSIONS. The term "Proprietary Information" shall not be deemed to include information which the Receiving Party can demonstrate by competent written proof (i) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party, generally known or available, (ii) is known by the Receiving Party at the time of receiving such information as evidenced by its records, (iii) is hereafter furnished to the Receiving Party by a third party, as a matter of right and without restriction on disclosure, or (iv) is the subject of a written permission to disclose provided by the Disclosing Party. Further, the obligations of confidentiality under this Article 12 shall not apply to the extent that the Receiving Party is required to disclose Proprietary Information in support of applying for, obtaining or maintaining a product approval or other filings with, by an order or regulation of, an Agency or in the course of litigation or other legal or administrative proceedings, provided that in all cases the Receiving Party shall to the extent permitted give the other Party prompt notice of the pending disclosure and shall cooperate in such other party's attempts, at such other party's sole expense, to seek an order maintaining the confidentiality of the Proprietary Information.

13.     FEES & PAYMENT TERMS
        --------------------

        13.1    PRODUCT PRICING.

                (a) The definitive piece price per unit of Product shall be comprised of the following components: (i) [ * ]; (ii) [ * ] and (iii) [ * ]

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                                      18.
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                        [ * ]. An example of the pricing for 20 million units of
                        Product, incorporating the price components set forth above, is set forth on Appendix 5. In the event Aviron purchases itself any Materials, the Materials Unit Cost attributable to such Materials shall be deducted from the price per unit charged by PCI. The Parties agree that where the number of units manufactured in a twelve
                        (12) month period is less than 5 million, the [ * ] shall be at a rate mutually agreed upon by the Parties at such time.

                (b) The Parties agree and acknowledge that the [ * ] Rate, the [ * ] and the [ * ] shall remain in effect with respect to all Product ordered and shipped prior to [ * ]. After such date such cost factors are subject to annual upward or downward adjustment in accordance with the Product Price Index for Pharmaceutical preparations, S.I.C. Code Number 2834.

                (c) The price for Product shall be invoiced to Aviron within [ * ] after completion of the [ * ] of such Product, net [ * ]. In the event Aviron rejects Product pursuant to
                        Section 7.3, any such amount paid by Aviron for such rejected Product shall be credited to Aviron's account immediately.

        13.2 All amounts due hereunder shall be paid to PCI in U.S. dollars by check or wire transfer per PCI's instructions. Failure by Aviron to make a payment when due shall be deemed to be a material breach for purposes of Section 10.5.

        13.3 PCI shall keep accurate records in sufficient detail to permit the determination of all invoices and fees payable, credits due, and units of Product packaged hereunder and, within ten (10) days following a request by Aviron shall permit either Aviron or its agents, to examine during ordinary business hours such records for the purpose of verifying the correctness of any such invoices, fees, credits and units.

        13.4 The cost of employee training on the Parties' Production Equipment, as defined and determined by [ * ], during the validation phase will be charged to [ * ] at a rate of $[ * ] per hour up to a total number of hours to be agreed upon by the Parties. After [ * ] begins, on-going employee training will be at [ * ] expense.

14.     GENERAL
        -------

        14.1 INTERPRETATION. The construction, validity, and performance of this Agreement shall be governed in all respects by the laws of Pennsylvania, exclusive of its conflict-of-law provisions. This Agreement was negotiated by sophisticated parties at arms' length and neither party shall be construed as the drafting party against which the Agreement could be construed.

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                                      19.
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        14.2    FORCE MAJEURE. Failure or omission by either Party hereto in the performance of any obligation of this Agreement (other than obligations to pay amounts due hereunder) shall not be deemed a breach of this Agreement and shall not create any liability if the same shall arise from any cause or causes beyond the reasonable control of such Party, including, but not limited to, (other than the failure or refusal of the FDA to approve the Product for sale), fire, storm, flood, earthquake, accident, acts of the public enemy, war, rebellion, insurrection, riot, and invasion. In the event of Force Majeure, the Party affected shall promptly notify the other Party, and shall use reasonable commercial efforts to eliminate, cure or overcome such event and to resume performance of its obligation hereunder. Notwithstanding the foregoing, should any event of force majeure as defined above prevent the Parties from performing the Agreement for a period exceeding three (3) months, the non-affected Party shall have the right to terminate this Agreement without further notice. It is expressly agreed by the Parties that strikes, lockouts and other labor problems shall not be deemed incidences of Force Majeure.

        14.3 NOTICES. Any notice or consent required to be given by either Party shall be given in writing addressed to the Party for whom it is intended at the address set forth in the preamble to this Agreement, or such other address as such Party may designate in writing, and sent by overnight courier or certified mail, return receipt requested, or confirmed facsimile. Such facsimile to be sent to (215) 281-9190 in the case of PCI and (650) 919-6610 in the case of Aviron.

        14.4 WAIVER. The failure on the part of any Party to exercise or enforce any rights conferred upon it hereunder shall not be deemed to be a waiver of any such rights nor operate to bar the exercise or enforcement thereof at any time or times thereafter.

        14.5 ASSIGNABILITY. Neither Party may assign this Agreement or any rights granted hereunder in whole or in part (other than a transaction involving or between PCI and Cardinal Health, Inc. or other subsidiaries or divisions of Cardinal Health, Inc., provided such assignee is an Affiliate of Cardinal Health, Inc.) without the prior written consent of the other Party, except either Party may assign this Agreement in whole or in part to one of its Affiliates or to the successor(s) to or assignee(s) of all or substantially all of the part of its business to which this Agreement relates. The Parties agree that any change of ownership or control of either Aviron or PCI shall not affect the Parties' rights and obligations under this Agreement.

        14.6 ENTIRE AGREEMENT. This Agreement and the Schedules, Exhibits and Appendices hereto, constitute the entire agreement between the Parties concerning the subject matter hereof and supersede all prior agreements or understandings whether written or oral between the Parties with respect to the subject matter hereof.

        14.7 TITLES. The headings appearing at the beginning of the numbered Articles hereof have been inserted for convenience only and do not constitute any part of this Agreement.


                                      20.

        14.8 PUBLICITY AND PRESS RELEASES. Except to the extent necessary under applicable laws, each Party agrees that no press releases or other publicity relating to the existence or substance of the matters contained herein will be made without the other Party's prior written approval; provided, however, that any press release containing information released in a prior release approved of by the Parties shall require no additional consent.

        14.9 RELATIONSHIP OF THE PARTIES. Notwithstanding any provision hereof, for all purposes of this Agreement each Party shall be and act as an independent contractor and not as partner, joint venture, or agent of the other and shall not bind nor attempt to bind the other to any contract.

        14.10 MODIFICATIONS. No changes or modifications or waivers are to be made to this Agreement unless evidenced in writing and signed for and on behalf of both Parties.

        14.11 SEVERABILITY. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

15.     MICHIGAN LICENSE
        ----------------

        15.1    PCI accepts:

                (a) The Vaccine may be used only for the Manufacture of Product; and

                (b) Except as set forth in this Agreement, PCI shall not provide any Vaccine or derivatives thereof to any third party. PCI shall limit access to the Vaccine supplied by Aviron to those employees reasonably requiring such access for [*], which employees are governed by PCI's customary confidentiality obligations.

        15.2    Aviron shall:

                (a) use every reasonable effort to honor and observe its obligations under the Michigan Agreement and shall not act or fail to act in any way which might jeopardize or cause to be terminated the Michigan Agreement; and,

                (b) promptly notify PCI of any amendment to the Michigan Agreement that affects PCI's performance under this Agreement; and,

                (c) make every reasonable effort to notify PCI in writing of the expiration or termination of the Michigan Agreement at least six weeks prior to either event.

        15.3 PCI will use every reasonable effort to conduct [*] and to Store the Vaccine and Product in accordance with all applicable government laws and regulations.

[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



                                      21.

        15.4 Aviron, on Michigan's behalf, may request from PCI at reasonable times and in reasonable quantities at a cost equal to PCI's cost for production of Product as it may desire, provided that PCI shall be under no obligation under this sub-clause or otherwise to produce extra batches of Product solely or substantially to meet Michigan's requirements. Any requirements of Michigan shall be supplied from Product being produced for Aviron with Aviron being solely responsible for apportioning such part thereof to Michigan as Aviron sees fit. Aviron shall promptly pay to PCI the difference between the cost of Product supplied to Michigan hereunder and the price of Product as set forth in Section 13.1.

        15.5 PCI acknowledges Michigan's warranty disclaimer and limitation of liability contained in the Michigan Agreement but makes no assessment or admission of its validity or reasonableness. Notwithstanding such, PCI will not make any statements, representations or warranties inconsistent with such warranty disclaimer or limitation of liability other than in pursuance or prosecution of its own rights and remedies.

        15.6 PCI will indemnify Michigan, its fellows, officers, employees and agents for and against any and all claims, damages, losses and expenses of any nature resulting from, but not limited to, death, personal injury, illness or property damage, arising directly and solely as a result of;

                (a) any Manufacture, use or other disposition by PCI of the Vaccine or Product;

                (b) the use by PCI, its agents or employees of Vaccine or Product made or used by PCI;

                (c) the use, handling, storage or disposal of Vaccine, any derivatives or Product by PCI; or

                (d) the unauthorized and negligent use by PCI of any know-how, or technical data sub-licensed to Aviron from Michigan (and of which know-how and technical data Aviron has expressly notified PCI as being sub-licensed to Aviron by Michigan) or developed by PCI pursuant to the Manufacture, where but only where such claims, damages, losses and expenses are a direct consequence of the negligence of PCI, its agents or employees.

        15.7 PCI shall not use the name of Michigan in publicity or advertising concerning the Product or the Vaccine without the prior written consent of Michigan, such consent not to be unreasonably or arbitrarily withheld nor delayed. Reports in scientific literature and presentations of joint research and development work are not considered publicity for the purpose of this clause.


                                      22.

                IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized officers or representatives as of the day and year first above written.

PACKAGING COORDINATORS, INC.            AVIRON


By: /s/ Dan Gerner                      By:  /s/ J. Leighton Read, M.D.
   -------------------------------         --------------------------------


Name:                                   Name:
     -----------------------------           -------------------------------

                                                Chairman and
Title:  President                       Title:  Chief Executive Officer
      ----------------------------            -------------------------------



                                      23.

                                  APPENDIX 1
                                  ----------

                          Aviron Production Equipment
                          ---------------------------


                             Master Equipment List

                      ID #       Equipment        Vendor

                 [    *     ]  [    *     ]    [    *     ]


[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.





                                      24.

                                  APPENDIX 2
                                  ----------

                           PCI Production Equipment
                           ------------------------

             ====================================================
             Function                                Manufacturer
             ----------------------------------------------------
                   *                                      *
             [___________]                          [___________]
             ====================================================

      *
[___________]


[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



                                      25.

                                  APPENDIX 3
                                  ----------

                                Specifications
                                --------------

                             (INTENTIONALLY BLANK)



                                      26.

                                  APPENDIX 4
                                  ----------

                        Facility Reservation Agreement
                        ------------------------------

                               See Exhibit 10.17



                                      27.

                                  APPENDIX 5
                                  ----------


                            AVIRON PROJECT PRICING
                                  APPENDIX 5

All prices shown are per syringe when packaged two (2) syringes per carton. All production rates are based on an average of [*] syringes per hour.

[*] Production------------------

[*] Production labor rate of [*]. PCI and Aviron will develop a [*] labor reporting system. [*] costs will be billed upon [*].

[*]
-------------------

====================================================================================================================================
                                                                           Target Price
                                           Reduction                           [*]                         Increase
                                           Potential                         Syringes                      Potential
-----------------------------------------------------------------------------------------------------------------------------------
[*]                   Subtract [*] for each [*] decrease in material cost      [*]    Add [*] for each [*] increase in material cost

[*]                   Subtract [*] for each [*] decrease in material cost      [*]    Add [*] for each [*] increase in material cost

[*]                   Subtract [*] for each [*] decrease in material cost      [*]    Add [*] for each [*] increase in material cost

[*]                   Subtract [*] for each [*] decrease in material cost      [*]    Add [*] for each [*] increase in material cost

[*]                   Subtract [*] for each [*] decrease in material cost      [*]    Add [*] for each [*] increase in material cost

Shift crew size       Subtract [*] for each person less than [*]               [*]    Add [*] for each additional person over [*]
for [*] is
[*] people
------------------------------------------------------------------------------------------------------------------------------------
   Secondary Total:   [*]                                                      [*]    [*]
====================================================================================================================================


NOTE: REDUCTION/INCREASE POTENTIAL FOR [*] TOTALS SHOW EFFECT OF ALL ITEMS
CHANGING. THE LIKELIHOOD OF THIS HAPPENING IS REMOTE. FINAL PRICE IS LIKELY TO
BE A BLENDED COMBINATION.

[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                      28.